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                                                                     EXHIBIT 3.1

                                STATE OF FLORIDA

                                     [SEAL]

                              DEPARTMENT OF STATE



I certify the attached is a true and correct copy of the Amended and Restated Articles of Incorporation, filed on March 27, 1998, for AMERICAN BANCSHARES, INC., a Florida corporation, as shown by the records of this office.


The document number of this corporation is P95000051203.






                                                     Given under my hand and the
                                              Great Seal of the State of Florida
                                           at Tallahassee, the Capitol, this the
                                               Twenty-seventh day of March, 1998


[SEAL]                                                /s/ Sandra B. Mortham
                                                      ---------------------
                                                        Sandra B. Mortham
                                                       Secretary of State
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                              AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION OF
                           AMERICAN BANCSHARES, INC.



     The undersigned, American Bancshares, Inc. (the "Corporation"), a Florida corporation, pursuant to Sections 607.1002, 607.1003, and 607.1007 of the Florida Business Corporation Act, hereby adopts the following Amended and Restated Articles of Incorporation:


                                   ARTICLE I


     The name of the Corporation shall be American Bancshares, Inc. and its initial place of business shall be 4702 Cortez Road West in the City of Bradenton, in the County of Manatee, in the State of Florida.


                                   ARTICLE II


     The Corporation shall be organized for the purpose of operating as a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and to engage in any lawful act or activity for which corporations may be organized under Florida law.


                                  ARTICLE III


     The total number of shares of capital stock of all classes which the Corporation shall have the authority to issue is Twenty Five Million (25,000,000), consisting of Twenty Million (20,000,000) common shares having a par value of $1.175 per share and Five Million (5,000,000) preferred shares having a par value of $1.175 per share (the "Preferred Shares").


     The Board of Directors of the Corporation (the "Board of Directors") is authorized, subject to limitations prescribed by law and this Article III, to provide for the issuance of Preferred Shares in classes or series, and by filing Articles of Amendment to the Articles of Incorporation pursuant to the applicable law of the State of Florida, to establish from time to time the number of shares to be included in each such class or series, and to fix the designations, powers, preferences, and rights of the shares of such class or series and any qualifications, limitations, or restrictions thereof, all as shall hereafter be stated and expressed in the Articles of Amendment or Amendments to these Articles of Incorporation adopted by the Board of Directors providing for the issuance of Preferred Shares from time to time.


                                   ARTICLE IV


     The Corporation is for profit.


                                   ARTICLE V


     The number of directors constituting the Board of Directors of the Corporation shall be such number as from time to time fixed by, or in the manner prescribed by, the bylaws of the Corporation.
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     Subject to the rights of the holders of any series of Preferred Shares then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all capital stock of the Corporation entitled to vote generally in the election of the Corporation's directors, voting together as a single class.

                                   ARTICLE VI

     Special Meetings of the shareholders of the Corporation may be called only by the Chairman of the Board of Directors, the President, by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, or by the holders of not less than 50% of all votes entitled to be cast on any issue proposed to be considered at such special meeting.

                                  ARTICLE VII

     The Corporation shall indemnify its directors and officers, or any former director or officer, to the fullest extent permitted under law. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages to the Corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or (iii) for any transaction from which the director derived any improper personal benefit. If the Florida Business Corporation Act is amended after the filing of the Articles of Incorporation which this Article is a part to authorize corporate action increasing the ability of the Corporation to indemnify its directors or officers, or further eliminating or limiting the personal liability of directors or officers, then such indemnification shall be increased, or the liability of a director or an officer of the Corporation shall be eliminated or limited, as the case may be, to the fullest extent permitted by the Florida Business Corporation Act as so amended.

     Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director or an officer of the Corporation existing at the time of such repeal or modification.

     IN WITNESS WHEREOF, the undersigned Corporation through its President has executed these Amended and Restated Articles of Incorporation this 26th day of March, 1998.

                                   AMERICAN BANCSHARES, INC.



                                   By: /s/ Gerald L. Anthony
                                      -------------------------------------
                                      Gerald L. Anthony
                                      President and Chief Executive Officer



                                      -2-
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                             OFFICER'S CERTIFICATE
                                       OF
                              AMERICAN BANCSHARES

     Pursuant to Section 607.1007(4) of the Florida Business Corporation Act, the undersigned, American Bancshares, Inc. (the "Corporation"), a Florida corporation, certifies as follows:


     Pursuant to an action by written consent, dated effective January 29, 1998, the Board of Directors of the Corporation authorized the deletion of
Article IV and Article V (collectively, the "Historical Amendments") of the Corporation's Articles of Incorporation regarding the initial registered agent and the Corporation's incorporator, as provided in Section 607.1002 of the Florida Business Corporation Act, and approved and adopted a new Article III,
Article V, Article VI and Article VII (collectively, the "New Amendments") to the Corporation's Articles of Incorporation.

     At a duly called special meeting of the shareholders (the "Shareholders") of the Corporation, held on March 12, 1998, the votes cast by the Shareholders in favor of the new Amendments were sufficient for approval. Accordingly, the New Amendments were approved and adopted by the Shareholders on March 12, 1998.

     Therefore, the Historical Amendments and the New Amendments have been authorized by all appropriate action under the Florida Business Corporation Act.


                                   AMERICAN BANCSHARES, INC.
                                     a Florida Corporation

Date: 3-26-98                      By: /s/ Gerald L. Anthony
      --------                        ------------------------------------
                                      Gerald L. Anthony
                                      President and Chief Executive Officer